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Motorola, Inc.
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FOR IMMEDIATE RELEASE

GLASS LEWIS RECOMMENDS MOTOROLA STOCKHOLDERS VOTE FOR MOTOROLA’S DIRECTORS

SCHAUMBURG, Ill., 25 April 2007 -- Motorola, Inc. (NYSE: MOT) announced today that Glass Lewis & Co. (“Glass Lewis”), one of the nation’s leading independent proxy advisory firms, recommended that Motorola stockholders vote FOR the election of all nominees proposed by Motorola’s Board of Directors, rejecting Carl C. Icahn’s nomination to Motorola’s Board at the Company’s May 7, 2007 Annual Meeting of Stockholders.

Ed Zander, Motorola’s CEO and Chairman of the Board of Directors, said, “We are pleased that Glass Lewis, a highly respected independent advisory firm, supports Motorola’s directors. We have the right strategy and the right Board in place to successfully execute on our plan to improve the performance of our Mobile Devices business and create value for all stockholders.”

In recommending that Motorola stockholders vote FOR Motorola’s incumbent directors and AGAINST Mr. Icahn’s nomination, Glass Lewis noted in its report*:

“[W]e feel [Mr. Icahn’s] plan for improving Motorola’s current position is short on details. Furthermore, while we acknowledge Mr. Icahn’s lengthy record in generating shareholder value in turnaround situations, without a definitive plan put forth, shareholders are left to rely solely on Mr. Icahn’s record and generic calls for a more engaged board… [W]e do not feel Mr. Icahn’s proposal meets the requirements necessary to take the significant step of electing a dissident board member.”

“Motorola has also undertaken significant changes in its corporate ranks, having installed a new COO and CFO. Taken together, this does not appear to be the action of passive managers or directors which Mr. Icahn portrays in his letters to shareholders.”

“[W]e note that Mr. Icahn only started building his position in Motorola in January of 2007. While Mr. Icahn’s position is large in term of absolute dollars (approximating $1.3 billion dollars), his holdings of 2.9% of shares outstanding isn’t large enough to give him an automatic seat at the table, in our opinion. We feel neither the size nor length of his holdings in Motorola should automatically qualify him as a director of the Company.”

“Motorola’s shares outperformed the S&P 500 and Nasdaq indexes from January 2004, the date of Ed Zander’s appointment as Chairman and CEO, through October 2006… [M]anagement and the board appear to be taking steps necessary to improve Motorola’s performance and increase its share price.”

Motorola urges all stockholders to vote for the election of all nominees proposed by the Company’s Board of Directors, on the WHITE proxy card. The vote of Motorola stockholders is extremely important – no matter how many shares Motorola stockholders own, it is important that their shares be represented and voted at the Annual Meeting. Stockholders are encouraged to vote by Internet and phone by following the instructions on their WHITE proxy card.

If Motorola stockholders have any questions about how to vote their shares or if they need assistance in voting their shares, please contact Motorola’s proxy solicitor, D.F. King & Co. Inc., toll free at 1-800-488-8095.

Motorola’s Annual Meeting will be held on Wednesday, May 7, 2007, at 4:30p.m. CT at The Art Institute of Chicago, located at 230 South Columbus Drive, Chicago, Illinois 60603. Stockholders of record as of March 8, 2007 will be entitled to notice of and vote at the Annual Meeting.

* Permission to use quotations was neither sought nor obtained.

About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information and entertainment that you want and need. We do this by designing and delivering "must have" products, "must do" experiences and powerful networks -- along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.motorola.com .

Cautionary Note Regarding Forward Looking Statements
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward- looking statements include, but are not limited to, Motorola's outlook for sales and earnings in the second quarter of 2007 and anticipated profitability and operating cash flow for 2007. Motorola cautions the reader that the risk factors below, as well as those on pages 16 through 24 in Item 1A of Motorola's 2006 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola's actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward- looking statements include, but are not limited to: (1) the company's ability to return to profitability and increase market share in its wireless handset business; (2) the level of demand for the company's products, including products related to new technologies; (3) the company's ability to introduce new products and technologies in a timely manner; (4) the company's ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (5) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (6) the company's ability to purchase sufficient materials, parts and components to meet customer demand; (7) unexpected negative consequences from the company's ongoing restructuring and cost-reduction activities; (8) risks related to dependence on certain key suppliers; (9) the impact on the company's performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company's high volume of manufacturing and sales in Asia; (11) the creditworthiness of the company's customers, particularly purchasers of large infrastructure systems; (12) variability in income generated from licensing the company's intellectual property; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings, including without limitation any relating to the Iridium project; (14) the timing and levels at which design wins become actual orders and sales; (15) the impact of foreign currency fluctuations; (16) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (17) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) unforeseen negative consequences from the company's outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Important Additional Information
While Motorola does not believe that this communication constitutes solicitation material in respect of Motorola's solicitation of proxies in connection with its 2007 Annual Stockholders Meeting, this communication may be deemed to be solicitation material. In connection with the solicitation of proxies, Motorola has filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement on March 15, 2007 (the "Proxy Statement"). THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT MOTOROLA AND THE 2007 ANNUAL STOCKHOLDERS MEETING. MOTOROLA'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.

On March 19, 2007, Motorola began the process of mailing the Proxy Statement, together with a WHITE proxy card. Stockholders may obtain additional free copies of the Proxy Statement and other documents filed with the SEC by Motorola through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Motorola by contacting Investor Relations in writing at Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196; or by phone at 1-800-262-8509; or by email at investors@motorola.com. The Proxy Statement is also available on Motorola's website at www.motorola.com/investor . The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting the company's proxy solicitor, D.F. King & Co. Inc. by phone toll-free at 1-800-488-8095.

Motorola and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2007 Annual Stockholders Meeting. You can find information about Motorola's executive officers and directors in the Proxy Statement.

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Media Contacts:
Paul Alfieri
Motorola, Inc.
+1-609-575-8835
paul.alfieri@motorola.com

Jennifer Erickson
Motorola, Inc.
+1-847-435-5320
jennifer.erickson@motorola.com

Investor Contact:
Dean Lindroth
Motorola, Inc.
+1-847-576-6899
dean.lindroth@motorola.com